Registration Statement No. 333–238458–02

Dated November 10, 2020

Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. IR-I TO PROSPECTUS SUPPLEMENT

DATED JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Securities Linked to the Performance of One or More Reference Rates

This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to one or more interest rates (each, a “reference rate”), as specified in the applicable pricing supplement. Any payment on the securities is subject to our ability to pay our obligations as they become due. The securities will not be listed on any securities exchange.

The key dates of the securities will be specified in the applicable pricing supplement, subject to adjustment as set forth under “Description of the Securities—Postponement of calculation dates,” herein, and subject to acceleration and early redemption, if applicable.

The redemption amount you will receive at maturity will be determined as set forth in the applicable pricing supplement.

The securities will accrue interest at a rate per annum from, and including, the issue date of the securities to, but excluding, the earlier of the maturity date and the early redemption date, as the case may be. The applicable pricing supplement will set forth the manner in which interest will be calculated and the interest payment dates applicable to the securities.

For each offering of securities, the applicable pricing supplement will specify the manner in which interest will be calculated on the securities being offered as well as certain terms specific to such securities, including:

•	whether the securities are fixed rate securities, floating rate securities or floating rate/fixed rate securities;

•	whether interest is payable annually, semi-annually, quarterly, monthly or otherwise;

•	whether the securities are subject to a maximum rate and/or minimum rate;

•	the spread and/or multiplier, if applicable; and

•	whether the accrual of interest requires that the level of the reference rate remain within a specific range.

We may specify in the applicable pricing supplement that the securities are subject to an early automatic call and/or early redemption at our option. We refer to such early automatic call or redemption at our option as “early redemption.” We will provide at least five business days’ notice of any early redemption. You will receive only the principal amount of your securities and any accrued but unpaid interest to, but excluding, the early redemption date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

Please refer to “Risk Factors” beginning on page PS–3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is November 10, 2020

Table of Contents

Page

Summary	PS-1
Risk Factors	PS-3
Supplemental Use of Proceeds and Hedging	PS-10
Description of the Securities	PS-12
United States Federal Tax Considerations	PS-18
ERISA Considerations	PS-27
Underwriting (Conflicts of Interest)	PS-29

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS. AT THE DATE OF THIS PRODUCT SUPPLEMENT, WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS DOCUMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

i

Summary

The following is a summary of the terms of the securities and other information that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how are payments on the securities determined?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to one or more reference rates. Subject to acceleration and early redemption, if applicable, any amount due on the securities will be determined as set forth in the applicable pricing supplement. Any amount due on the securities is subject to our ability to meet our obligations as they become due.

For each offering of securities, the one or more reference rates relevant to the securities, the interest payment dates and the manner in which interest will be calculated, as well as any other terms specific to the securities, will be specified in the applicable pricing supplement. See “Description of the Securities” below.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS–3 below.

Do the securities guarantee the return of my investment?

Any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. In addition, any payment on the securities is subject to our ability to pay our obligations as they become due.

Will I receive interest payments on the securities?

The applicable pricing supplement will specify whether interest payments will be paid on the securities and the applicable amount of any such coupons and/or rate per annum, as well as any terms and conditions relating to the calculation, frequency and payment of such interest.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. See “Risk Factors— The estimated value of the securities on the trade date may be less than the price to public.” In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

Credit Suisse Securities (USA) LLC (“CSSU”) is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax considerations of investing in the securities?

Please refer to “United States Federal Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

What will I receive if you redeem the securities?

If applicable, we may redeem the securities prior to maturity under circumstances as set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will receive only the principal amount of the securities or such other amount specified in the applicable pricing supplement, and any accrued but unpaid interest to, but excluding, the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the scheduled maturity date. For additional information, please refer to “Description of the Securities — Early redemption; defeasance” herein.

Risk Factors

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

The securities may not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption

You will receive only the principal amount of your securities, plus accrued and unpaid interest, at maturity or upon early redemption. The return of the principal amount of your securities at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment you will receive at maturity is subject to our ability to pay our obligations as they become due.

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay all amounts due on the securities. Therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

The securities are intended to be held to maturity

If the redemption amount at maturity is equal to the principal amount of the securities held, plus accrued and unpaid interest, you will receive such amount if you hold your securities until maturity, regardless of the reference rate and subject to the credit risk of Credit Suisse. However, if you choose to and are able to sell your securities in the secondary market prior to maturity (the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities), you will receive only the price for which you are able to sell your securities, which may be less than their principal amount. You should be willing and able to hold your securities to maturity.

The return on the securities may vary and may be less than that of other debt securities of comparable maturity or less than interest rates available in the market

The rate of interest paid on the securities for each interest period may vary based on the reference rate specified in the applicable pricing supplement, taking into account any applicable spread or multiplier. As a result, the return on the securities (the effective yield to maturity) may be less than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other debt securities of ours.

Your actual yield on the securities may be different from the amount of any payment you receive on the securities in real value terms

Regardless of any amount you receive on the securities, you may nevertheless suffer a loss on your investment in the securities in real value terms. This is because inflation may cause the real value of any payment you receive on the securities to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The securities may not pay any interest

The applicable pricing supplement will specify whether, and under what conditions, interest will be paid on the securities and the applicable amount of any such coupons and/or rate per annum, as well as any specific terms and conditions relating to, among other things, the calculation, frequency and payment of such interest. You will not receive any interest payment for any interest period for which the applicable interest rate is zero. In particular, if the reference rate for your securities is a floating rate, such floating rate could be zero for extended periods during the term of the securities or for the entire term. If the applicable interest rate is zero for every interest period during the term of the securities, you will not receive any interest payments on the securities and you will receive only the principal amount of your securities at maturity, subject to the credit risk of the issuer.

The interest rate on the securities could be limited by a maximum rate

If the applicable pricing supplement specifies a maximum rate, the interest rate for any interest period will be limited by such maximum rate. The maximum rate will limit the amount of interest you may receive for each interest period, even if the floating rate, as adjusted by any multiplier and/or spread, in any such interest period, would have otherwise resulted in an interest rate greater than the maximum rate. As a result, if the interest rate for any interest period without taking into consideration the maximum rate would have been greater than the maximum rate, the securities will provide you less interest income than an investment in a similar instrument that is not subject to a maximum interest rate.

The manner in which floating rates are determined may change during the term of the securities

There can be no assurance that the manner in which any floating rate is determined will not change during the term of the securities. If your securities are linked to a floating rate, any changes in the method used to determine such floating rate could reduce the interest rate payable on your securities. Accordingly, the value of your securities may be significantly reduced. In addition, if a floating rate is substantially altered, or is not quoted on the applicable Reuters page, Bloomberg page or other reference page, or any substitute page thereto, on the relevant determination date, a substitute reference source or alternate method of calculation may be employed by the calculation agent to determine such floating rate, which may adversely affect the value of your securities.

You will have no rights against the publisher of the reference rate(s)

You will have no rights against the publisher of the reference rate(s), even though any interest you may receive during the term of the securities will depend on the reference rate(s). The publisher of the reference rate(s) is not in any way involved in this offering and has no obligation relating to the securities or the holders of the securities.

Floating rates may be volatile

Floating rates are subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

•	sentiment regarding underlying strength in the U.S., European and global economies;

•	expectations regarding the level of price inflation;

•	sentiment regarding credit quality in U.S., European and global credit markets;

•	central bank policy regarding interest rates; and

•	the performance of capital markets.

If your securities are linked to a floating rate, adverse movements in such floating rate could result in a reduction of the interest payable on your securities, if any, and consequently a reduction in the value of your securities.

The level of a reference rate used to determine interest payments on the securities may differ from the level of such reference rate at various times during the term of the securities

If the level of a reference rate used to calculate the interest payments on the securities is determined on specified dates during the term of the securities (each, an “interest determination date”), the level of such reference rate at various times during the term of the securities, could be higher or lower than the level of such reference rate on the interest determination dates. This difference could be particularly large if there is significant volatility in the level of the reference rate during the term of the securities. For example, if prior to an interest determination date the level of a reference rate steadily increases from its initial level but then steadily decreases so that on such interest determination date it has returned to its initial level, the level of the reference rate used to calculate the applicable interest payment will be significantly less than the level of the reference rate at its peak.

Floating rate securities present investment considerations different from those of fixed rate securities

If the applicable pricing supplement specifies that the securities are floating rate securities with a spread or a multiplier, the rate of interest paid by us on the securities for each interest period will be linked to a floating rate, plus a spread or multiplied by a multiplier, as applicable. The return on such securities may be less than returns otherwise payable on debt securities issued by us with similar maturities. You may receive less interest on the securities than you would on other investment alternatives with similar maturities and credit.

Historical levels of any reference rate are not indicative of future levels

The future levels of any reference rate cannot be predicted based on historical levels. We cannot guarantee that the level of any reference rate will be at a level that would result in a positive return on your overall investment in the securities.

Holders of securities linked to a floating rate will receive interest payments that will be affected by changes in such floating rate. Such changes may be significant. Changes in a floating rate can result from the interaction of many factors over which we have no control.

The securities may be subject to early redemption, which would limit your opportunity to be paid interest over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to early redemption. Any early redemption will be upon five business days’ notice and you will receive only the principal amount of your securities and any accrued but unpaid interest to, but excluding, the early redemption date. In this case, you will lose the opportunity to continue to be paid interest from the early redemption date to the scheduled maturity date.

If specified in the applicable pricing supplement, we may have the right to redeem the securities at our option prior to maturity. In determining whether to exercise our redemption right, we will consider various factors, including then current reference rate and our expectations about payments we will be required to make on the securities in the future. If we have the right to redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests. We are more likely to redeem the securities at a time when the performance of the reference rate is favorable from your perspective and we expect it to continue to be. Accordingly, our redemption right may limit your potential to receive above-market interest payments. Conversely, when the performance of the reference rate is unfavorable from your perspective or when we expect it to be so in the future, we are less likely to redeem the securities, so that you may continue to hold securities paying below-market or no interest for an extended period of time. A decline in our creditworthiness may also reduce the likelihood that we would redeem the securities at a time when the market perceives a greater likelihood that we may default on the securities. If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same interest as the securities.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. Any such prices may differ from values determined by pricing models used by CSSU as a result of such compensation or other transaction costs. Any hedging activity by us or our affiliates in connection with the securities may result in us or our affiliates receiving a profit, even if the value of the securities declines.

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your securities to maturity.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the relevant reference rate has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Securities with a relatively long term to maturity are subject to heightened risks

If the securities have a relatively long term to maturity, they will be riskier than securities with a shorter term. For securities with a relatively long term to maturity, many of the risks of the securities will be heightened as compared to securities with a shorter term, because you will be subject to those risks for a longer period of time. For example, because of the longer time horizon of a long-dated security, holders will be subject to greater risk that we may default on our obligations at some point prior to maturity of the securities. In addition, if the floating interest rate on the securities falls and remains below market rates for an extended period of time, investors will be holding an underperforming investment and may be unable to redeploy their funds for an extended period of time. Moreover, the value of a longer-dated security is typically less than the value of an otherwise comparable security with a shorter term, so that an investor who desires to sell the securities prior to maturity in order to invest in a better performing alternative investment may not be able to do so except at a substantial loss.

The United States federal income tax consequences of the securities are uncertain

No ruling is being requested from the Internal Revenue Service (the “IRS”), with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under “United States Federal Tax Considerations” in this product supplement.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the securities includes the agent’s discounts or commissions as well as transaction costs, such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to the estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the securities

The internal funding rate we use in structuring notes (such as these securities) is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the trade date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “— Secondary market prices” below.

Secondary market prices, if any, for the securities cannot be predicted

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the securities and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission and, as a result, the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement..

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts or deliveries owed to you under the securities.

Unpredictable economic and market factors may affect the value of the securities prior to maturity

The value of the securities on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the securities on the trade date may be less than the price to public” above. Similarly, the value of the securities prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the securities;

•	changes in U.S. interest and swap rates;

•	supply and demand for the securities;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the interest and yield rates or markets generally; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities

As calculation agent, Credit Suisse International, our affiliate, will determine, among other things, any value required to be determined under the securities and any amounts owed to you under the terms of the securities. In addition, if certain events occur, Credit Suisse International will be required to make certain discretionary judgments that could significantly affect what you receive at maturity or, if applicable, any other payment owed to you under the securities. In making these judgments, Credit Suisse International’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

Our offering of the securities does not constitute a recommendation to invest in an instrument linked to the reference rate(s)

You should not take our offering of the securities as an expression of our views about how any reference rate will perform in the future or as a recommendation to invest in any instrument linked to any reference rate, including the securities. As we are a global financial institution, our affiliates may, and often do, have positions (including short positions) that conflict with an investment in the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any reference rate to which the securities are linked or the value of the securities

We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities.

For example, we, CSSU and/or any other affiliates may trade U.S. Treasury securities and other instruments the value of which is derived from U.S. Treasury securities, or financial instruments related to one or more of the reference rates, or enter into interest rate swap and option transactions, for our accounts and for other accounts under our management. We or our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the reference rates. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect one or more of the reference rates and, accordingly, could affect the value of the securities and the amount of interest, if any, payable on securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts due to you.

Further, hedging activities may adversely affect any amount due on, and the value of, the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the securities, which creates an additional incentive to sell the securities to you.

In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Holdings and future sales of the securities by our affiliates may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in such offering. Circumstances may occur in which our interests, or those of our affiliates, could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of interest on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any reference rate or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any reference rate, to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the levels of the reference rates. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the reference rate or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions and other factors (including the levels of the reference rates), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the reference rates. These other hedging activities may occur from time to time before the securities mature and will depend on market conditions and other factors (including the levels of the reference rates). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in any reference rates or in any instruments linked or related to any reference rates, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity or early redemption, if applicable, of any securities. Depending, among other things, on future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the securities from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any reference rate, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the securities. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the securities has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the securities or the reference rates. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the securities for the general corporate purposes described above.

Description of the Securities

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the performance of one or more reference rates. The applicable pricing supplement will specify one or more reference rates to which the securities are linked, and will contain certain specific information and terms of that offering.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the securities is subject to our ability to meet our obligations as they become due.

Early redemption; defeasance

The securities may be subject to an automatic redemption and/or may be redeemable prior to maturity at our option (the automatic redemption and redemption at our option, each, an “early redemption”), in each case in whole, but not in part, on such date(s) as specified in the applicable pricing supplement (such date(s), the “early redemption date(s)”) and upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date(s), the “early redemption notice date(s)”).

If the securities are redeemed prior to the maturity date, you will receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement and any accrued but unpaid interest to, but excluding, the early redemption date. This payment will not be increased to include reimbursement for any discounts or commissions and hedging or other transaction costs, even upon early redemption. In this case, you will lose the opportunity to continue to accrue and be paid interest from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, unless the next business day falls in the next calendar month, in which case payment will be made on the first preceding business day, and is subject to adjustment in accordance with the modified following business day convention (as defined below).

No interest payment or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Subject to acceleration and early redemption, if applicable, the payment at maturity on the securities will equal the principal amount of securities plus any accrued and unpaid interest.

Interest

The securities will accrue interest at a rate per annum from, and including, the issue date of the securities to, but excluding, the earlier of the maturity date and the early redemption date, as the case may be.

The applicable pricing supplement will specify the frequency and manner in which interest will be paid on the securities as well as certain terms specific to the securities, including:

•	whether the securities are fixed rate securities, floating rate securities or floating rate/fixed rate securities;

•	whether interest is payable annually, semi-annually, quarterly, monthly or otherwise;

•	whether the securities are subject to a maximum rate and/or minimum rate;

•	the spread and/or multiplier, if applicable; and

•	whether the accrual of interest is subject to the level of the reference rate remaining within a specific range.

Definitions

The “initial level,” “final level,” “spread,” “multiplier,” “base rate,” “accrual barrier,” “maximum rate” and “minimum rate,” in each case, if applicable, will be defined in the applicable pricing supplement.

An “interest period” is the period beginning on, and including, the issue date of the securities to, but excluding, the first interest payment date, and each successive period beginning on, and including, an interest payment date to, but excluding, the next succeeding interest payment date, or as specified in the applicable pricing supplement.

The “determination dates” will be specified in the applicable pricing supplement.

The “interest payment dates” will be specified in the applicable pricing supplement. If a scheduled interest payment date is not a business day, such interest payment date will be adjusted according to the modified following business day convention.

A “U.S. government securities business day” is any day, other than a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for the purpose of trading in U.S. government securities.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

A “London business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in London, England are generally authorized or obligated by law or executive order to close.

On any relevant date, the “CMS rate” for a designated maturity (as specified in the applicable pricing supplement) means the rate for U.S. dollar interest rate swaps with a maturity of such designated maturity, expressed as a percentage, that appears on Reuters Page <ICESWAP1> (or any successor page as determined by the calculation agent) as of 11:00 a.m., New York City time, on the day that is two U.S. government securities business days (as defined below) preceding that relevant date. If such rate does not appear on Reuters Page <ICESWAP1>, the rate for that relevant date will be determined on the basis of the mid-market semi-annual swap rate quotations to the calculation agent provided by five leading swap dealers in the New York City interbank market (the “Reference Banks”) at approximately 11:00 a.m., New York City time, on such day, and, for this purpose, the mid-market semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the applicable 30 year or 2 year maturity commencing on such day and in a representative amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD LIBOR with a designated maturity of three months. The calculation agent will request the principal New York City office of each of the Reference Banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that day will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If fewer than three quotations are provided as requested, the rate will be determined by the calculation agent in good faith and in a commercially reasonable manner.

“Day count fraction” means, with respect to the calculation of any amount of interest on any security for any period of time, from, and including, the first day of such period to, but excluding, the last day of such period (a “calculation period”):

•	if “actual/actual” or “actual/actual — ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of such calculation period falls in a leap year, the sum of (A) the actual number of days in such portion of such calculation period falling in a leap year divided by 366 and (B) the actual number of days in such portion of such calculation period falling in a non-leap year divided by 365);

•	if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

•	if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

•	if “30/360,” “360/360” or “bond basis” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

•	if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

•	if “30E/360 (ISDA)” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

Business day convention

If any date that is specified in the applicable pricing supplement to be subject to adjustment in accordance with a business day convention would otherwise fall on a day that is not a business day, then, if the business day convention specified is (A) the following business day convention, such date will be postponed to the next day that is a business day, (B) the modified following business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event such date will be brought forward to the immediately preceding business day, (C) the preceding business day convention, such date will be brought forward to the immediately preceding business day, or (D) the floating rate business day convention, such date will be postponed to the next day that is a business day unless it would thereby fall into the next calendar month, in which event (x) such date will be brought forward to the immediately preceding business day and (y) each subsequent such date will be the last business day of the month in which such date would have fallen had it not been subject to adjustment.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the amount to be received on the maturity date, calculated as though the date of acceleration were the relevant maturity date.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further issues

Without notice to or the consent of the registered holder(s) of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the securities or the owners of any beneficial interest in the securities, amend the securities to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by customary means.

United States Federal Tax ConsiderationS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of securities at another time or price should consult their tax advisors regarding the U.S. federal tax consequences to them of the ownership and disposition of the securities. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a security;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.

Tax Treatment of the Securities

This discussion applies to securities treated as debt instruments for U.S. federal income tax purposes. There may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the securities. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the treatment and consequences described below.

Moreover, if there is a change to the securities that results in the securities being treated as reissued for U.S. federal income tax purposes, as discussed below in “Possible Taxable Event,” the treatment of the securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of securities generally assume that the stated treatment of each type of security is respected and that no deemed retirement and reissuance of the securities has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

General

The discussion below applies generally to all securities treated as debt instruments, but is subject to special rules applicable to certain categories of debt instruments described below in “—Short-Term Securities,” “—Securities Treated as Variable Rate Debt Instruments” and “—Securities Treated as Contingent Payment Debt Instruments” and should be read in conjunction with those discussions, as applicable.

Payments of Interest. “Qualified stated interest” (as described below under “— Original Issue Discount”) on a security generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. A security that has an “issue price” that is less than its “stated redemption price at maturity” will be considered to have been issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID security”) unless the security satisfies a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of short-term securities and contingent payment debt instruments (which are not OID securities for purposes of this discussion) are described below under “— Short-Term Securities” and “— Securities Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a security generally will equal the sum of all payments required under the security other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate securities (as described under “—Securities Treated as Variable Rate Debt Instruments” below). If a security provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the security was issued with OID.

If the difference between a security’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the security will not be treated as issued with OID and therefore will not be subject to the rules described below. If you hold securities with less than a de minimis amount of OID, (i) all stated interest on the securities will generally be treated as QSI and (ii) you generally will include any other discount in income, as capital gain, on a pro rata basis as principal payments are made on the security.

If you hold OID securities, you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID security. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID security that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the OID security and the denominator of which is the number of accrual periods in a year and (ii) subtracting from that product the amount (if any) payable as QSI allocable to that accrual period. The “adjusted issue price” of an OID security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI.

All payments on an OID security (other than QSI) will generally be viewed first as payments of previously accrued but unpaid OID and then as a payment of principal. The “annual yield to maturity” of an OID security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID security to equal the issue price.

You may make an election to include in gross income all interest that accrues on any security (including QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A security that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a security if the exercise of the option would lower the yield on the security. Conversely, you will generally be presumed to exercise an option to require us to repurchase a security if the exercise of the option would increase the yield on the security. If such an option were not in fact exercised, the security would be treated, solely for purposes of calculating OID, as if it were redeemed and a new security were issued on the presumed exercise date for an amount equal to the security’s adjusted issue price on that date. If such a deemed reissuance occurs when the remaining term of the securities is one year or less, it is possible that the security would thereafter be treated as a short-term debt instrument. See “— Short-Term Securities” below.

Amortizable Bond Premium. If you purchase a security (other than a contingent payment debt instrument, as described below under “—Securities Treated as Contingent Payment Debt Instruments”) for an amount that is greater than the sum of all amounts payable on the security after the purchase date, other than payments of QSI, you generally will be considered to have purchased the security with amortizable bond premium equal to such excess. If the security is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the security using a constant-yield method. If, however, the security may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the security in that accrual period. In addition, if you have purchased an OID security with amortizable bond premium, you will not be required to accrue any OID on such security. If you elect to amortize bond premium, you must reduce your tax basis in the security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a security with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale or Other Taxable Disposition of a Security. Upon a sale or other taxable disposition of a security, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a security will equal its cost, increased by the amounts of any OID you have previously accrued with respect to the security, if any, and decreased by any amortized premium and by the amount of any other payments on the security that do not constitute QSI.

Generally, gain or loss realized upon the sale or other taxable disposition of a security will be capital gain or loss and will be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Short-Term Securities

The following discussion applies to securities with a term of one year or less (from but excluding the issue date to and including the last possible date that the securities could be outstanding pursuant to their terms) (“Short-Term Securities”). Generally, a Short-Term Security is treated as issued at a discount equal to the sum of all payments required on the security minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a Short-Term Security prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the security. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the security currently), you will be subject to rules that generally require accrual of discount on Short-Term Securities on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of Short-Term Securities that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the relevant valuation date for such a payment. You should consult your tax advisor regarding the amount and timing of any accruals on such securities.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a Short-Term Security, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the security. Your tax basis in the security should equal the amount paid to acquire the security increased, if you accrue income on the security currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your tax basis in the security generally should be treated as ordinary income. If you sell a Short-Term Security providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax advisor regarding the treatment of a taxable disposition of Short-Term Securities providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a Short-Term Security, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the security in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a Short-Term Security providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the relevant valuation date in respect of the payment. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax advisor regarding these rules.

Securities Treated as Variable Rate Debt Instruments

The following discussion applies to floating-rate securities that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income (as described above under

“—General—Original Issue Discount”). If a VRDI provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), the two rates will be treated for purposes of this and the next paragraph as a single variable rate.

Interest on VRDIs That Provide for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate as “Multiple Rate VRDIs.” Under applicable Treasury regulations, in order to determine the amount of QSI and OID in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the security and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “—General—Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the timing of accrual of any OID. You will be required to include the OID in income for federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “—General—Original Issue Discount.” QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Sale or Other Taxable Disposition of a VRDI. Upon the sale or other taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal the amount you paid to purchase the VRDI, increased by the amounts of OID (if any) you previously included in income with respect to the VRDI, and reduced by any payments other than QSI you received and any amortized premium. Your gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition.

Securities Treated as Contingent Payment Debt Instruments

The following discussion applies only to securities treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs. We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of the CPDIs. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date, and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above under “—Adjustments to Interest Accruals on the CPDIs.” As described above, the amount you are treated as receiving upon a disposition of a CPDI, whether at or prior to maturity, will be reduced by any carryforward of a net negative adjustment. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not treated as miscellaneous itemized deductions. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax advisor regarding these rules.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax advisor regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities.

As discussed below under “Possible Taxable Event,” under certain circumstances, the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the securities.

Coupon Payments on the Securities

This section is subject to the discussions below under “FATCA.”

You generally should not be subject to U.S. federal income or withholding tax on coupon payments on the securities, assuming you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person.

If income on the securities is effectively connected with your conduct of a trade or business in the United States, see “—Effectively Connected Income” below.

Sale, Exchange or Retirement of the Securities

Subject to the discussion below under “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts you receive on a sale, exchange or retirement of a security (other than amounts received in respect of accrued interest, which will be treated as described above under “—Coupon Payments on the Securities”), provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the securities are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Possible Taxable Event

Certain modifications to the terms of the securities could result in a “significant modification” of the affected securities.

A significant modification would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the timing and character of income, gain or loss recognized with respect to the reissued securities could be different from their original treatment.

You should consult your tax advisor regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Fungibility of Subsequent Issuances of the Securities

We may, without the consent of the holders of outstanding securities, issue additional securities with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original securities, these additional securities may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original securities.

In particular, the additional securities may be considered to have been issued (in whole or in part) with OID even if the original securities had no OID, or the additional securities may have a greater amount of OID than the original securities. These differences may affect the market value of the original securities if the additional securities are not otherwise distinguishable from the original securities.

U.S. Federal Estate Tax

 A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), holds the security at the time of the individual’s death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property deemed situated in the United States. Individual Non-U.S. Holders, and the entities mentioned above, should consult their tax advisors regarding the U.S. federal estate tax consequences of an investment in the securities in their particular situation.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding the consequences of participating in a reportable transaction.

Information Reporting and Backup Withholding

Payments on the securities as well as the proceeds of a sale, exchange or other disposition (including retirement) of the securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of securities that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding securities through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the securities with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the Issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of the securities, and each fiduciary who causes any entity to purchase or hold the securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the securities that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the

“Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the securities, or as a result of any exercise by us or our affiliates of any rights in connection with the securities, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the securities is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering of the Securities, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores” or the “CNV” after its acronym in Spanish) for approval. Thus, the CNV has neither approved nor disapproved them, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of such documents. Accordingly, the Securities may not be offered or sold to the public in Argentina, and, therefore, any transaction involving the Securities within Argentina must be done in a manner that does not constitute a public offering or a public distribution of the Securities under Argentine laws. This document does not constitute an offer to sell any of  or an invitation to purchase,  the Securities referred to therein to any prospective purchaser of the Securities in Argentina, nor do they constitute a solicitation of any prospective purchaser of the Securities in Argentina of an offer to buy or invitation to purchase any of the Securities referred to therein, under circumstances in which such offer, invitation or solicitation, as applicable, would be unlawful.

Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the notes have been registered with the Comisión para el Mercado Financiero (legal successor of the Superintendencia de Valores y Seguros) pursuant to Law No. 18,045,the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

“Nothing in this document constitutes a public offering of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of the Securities Market of the Dominican Republic (“Superintendencia del Mercado de Valores”), under Dominican Securities Market Law No. 249-17, and the securities may not be publicly offered or sold within the territory of the Dominican Republic.”

Ecuador

a)	to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

b)	to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

a)	The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

b)	The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE

REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8–2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Israel

THIS OFFERING MEMORANDUM AND SHARES OFFERED BY THIS OFFERING MEMORANDUM HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AND SHARES MAY BE OFFERED IN ISRAEL ONLY TO INVESTORS OF THE CATEGORIES LISTED IN THE FIRST SUPPLEMENT TO SECURITIES LAW, AS AMENDED (“SOPHISTICATED INVESTORS”) AND WHO IN EACH CASE HAVE PROVIDED WRITTEN CONFIRMATION THAT THEY QUALIFY AS SOPHISTICATED INVESTORS, AND THAT THEY ARE AWARE OF THE CONSEQUENCES OF SUCH DESIGNATION AND AGREE THERETO; IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT OR OTHER EXEMPTIONS OF THE ISRAELI SECURITIES LAW OF 1968 (THE “SECURITIES LAW”) AND THE JOINT INVESTMENT IN TRUST LAW OF 1994 (THE “JOINT INVESTMENT TRUSTS LAW”), AS AMENDED AND ANY APPLICABLE GUIDELINES, PUBLICATION OR RULINGS ISSUED FROM TIME TO TIME BY THE ISRAEL SECURITIES AUTHORITY. THIS OFFERING MEMORANDUM IS INTENDED ONLY TO SOPHISTICATED INVESTORS. ANY SUCH INVESTOR WHO PURCHASES SHARES IS PURCHASING SUCH SHARES FOR ITS OWN BENEFIT AND ACCOUNT AND NOT WITH THE AIM OR INTENTION OF DISTRIBUTING OR OFFERING SUCH SHARES TO OTHER PARTIES. AS A PREREQUISITE TO THE RECEIPT OF A COPY OF THIS OFFERING MEMORANDUM OR MAKING AN INVESTMENT A RECIPIENT MAY BE REQUIRED TO PROVIDE CONFIRMATION THAT IT IS A SOPHISTICATED INVESTOR PURCHASING SHARES FOR ITS OWN ACCOUNT. THE OFFERING MEMORANDUM MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE, NOR BE FURNISHED TO ANY OTHER PERSON OTHER THAN THOSE SOPHISTICATED INVESTORS TO WHOM COPIES HAVE BEEN SENT.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSIDERED INVESTMENT ADVICE OR INVESTMENT MARKETING AS DEFINED IN THE REGULATION OF INVESTMENT ADVICE, INVESTMENT MARKETING AND PORTFOLIO MANAGEMENT LAW OF 1995 (THE “ADVICE LAW”). NEITHER THE ISSUER OR ANY AFFILIATE THEREOF IS SUBJECT TO THE ADVICE LAW, AND FOR THE AVOIDANCE OF DOUBT, NEITHER THE ISSUER NOR ANY AFFILIATE THEREOF HOLDS A LICENSE UNDER THE ADVICE LAW NOR DOES IT CARRY INSURANCE THEREUNDER. INVESTORS ARE ENCOURAGED TO SEEK COMPETENT INVESTMENT ADVICE FROM A LOCALLY LICENSED INVESTMENT ADVISOR OR ANY OTHER TAX, LEGAL, FINANCIAL OR OTHER ADVICE PRIOR TO MAKING THE INVESTMENT WHICH SHALL BE MADE IN ACCORDANCE WITH THE INVESTORS OWN UNDERSTANDING AND DISCRETION.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law–Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores – “SMV”). This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

b)	unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG